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                           CERTIFICATE OF DESIGNATIONS
                  OF BUILDING MATERIALS CORPORATION OF AMERICA

                                -----------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                -----------------

         We, the undersigned, Senior Vice President and Secretary, respectively, of Building Materials Corporation of America (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), in accordance with the provisions of
Section 151 thereof, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions by unanimous consent dated as of August 15, 1996:

         RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as follows:

         1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 50,000. The liquidation preference of the Series A Preferred Stock shall be $100 per share (the "Liquidation Preference").

         2.       Dividends.

                  (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor pursuant to the General Corporation Law (the "Legally Available Funds"), cumulative cash dividend payments of $2.00 per share for each full Quarterly Dividend Period (as defined in Section 2(f) hereof) that such share of Series A Preferred Stock is outstanding; provided, if a share of Series A Preferred Stock is not outstanding for a full Quarterly Dividend Period, the dividend payment per share in respect of such partial Quarterly Dividend Period shall be equal to $2.00 multiplied by a fraction, the numerator of which is the number of days such share was outstanding (but not more than 30 days for any calendar month fully occurring in such portion), and

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the denominator of which is 90. Such dividends, if and to the extend declared, shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"); provided that if any such date is not a Business Day (as defined in Section 2(f) hereof), then the applicable dividend shall be payable, if and to the extent declared, on the next succeeding Business Day. Such dividends shall be fully cumulative.

                  (b) Dividends shall accrue (whether or not declared or paid) on each share of Series A Preferred Stock from the date on which such share is issued.

                  (c) Quarterly dividends, if and to the extent declared, shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date therefor, which record date shall be the December 15, March 15, June 15 and September 15 immediately preceding the Dividend Payment Date relating thereto.

                  (d) If dividends are not paid in full, or not declared in full and sums set apart for the payment thereof, on the Series A Preferred Stock and any Capital Stock (as defined in Section 2(f) hereof) of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends, all dividends declared upon shares of Series A Preferred Stock and shares of such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other stock shall bear to each other the same ratio that accumulated, unpaid dividends per share on the Series A Preferred Stock and such other stock shall bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment, or other distribution made, on any Capital Stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock as to the payment of dividends, nor shall any such stock be purchased, redeemed or otherwise acquired, except as provided in Section 2(e) hereof, for any consideration (or any payment made to or available for a sinking fund for the redemption of any such stock).

                  (e) Except as provided in Section 2(d) hereof, the Corporation may not pay cash dividends or make cash distributions on, or repurchase, redeem or otherwise acquire (except in exchange for shares of Capital Stock ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or options, rights or warrants to acquire such shares) any of its Capital Stock other than Capital Stock ranking senior to the Series A Preferred Stock as to the payment of dividends, if, at such date, there are accumulated, unpaid dividends on the Series A Preferred Stock; provided that the Corporation may purchase outstanding shares of Common Stock and Series A Preferred Stock from the holders thereof in accordance with the terms and conditions of the Option Agreements (as defined in Section 2(f)).

                  (f) The following terms shall have the meanings set forth below:

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         "Book Value" shall mean, as of any date of determination, (x)
shareholder's equity of the Corporation as of that date determined in accordance with generally accepted accounting principles, but adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and charges to stockholder's equity and nonrecurring non-operating gains and increases in stockholder's equity, including any further charge relating to asbestos-related liabilities and any increase in stockholder's equity attributable to a public offering of capital stock of the Corporation, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) 1,000,000. Any adjustments to Book Value shall include the tax effects, if any, associated therewith. If the Series A Preferred Stock or Common Stock are converted or exchanged for other securities or property pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction, or if a sale of all or substantially all of the Common Stock of the Corporation shall occur or be pending, Book Value shall be modified by the Board of Directors in such manner as is reasonable under the circumstances. All determinations by the Board of Directors hereunder shall be made in good faith and shall be binding and conclusive.

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banking institutions in the City of New York are authorized by law to be closed.

                  "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of equity interests in such person.

                  "Common Stock" means the Corporation's common stock, par value $.001 per share, and any securities or property into which the Corporation's Common Stock may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction.

                  "Corporation" means the party named as such in the preamble to this Certificate.

                  "Option Agreements" means option agreements between the Corporation and employees of the Corporation or U.S. Intec, Inc. relating to the Series A Preferred Stock.

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

                  "person" means any individual, partnership, joint venture,

firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Quarterly Dividend Period" means the applicable period from January 1 through the next March 31, from April 1 through the next June 30, from July 1 through the next September 30 or from October 1 through the next December 31.

         3.       Redemption.

                  (a) The Series A Preferred Stock shall be redeemable, at any time in whole or from time to time in part, out of Legally Available Funds, at the option of the Corporation, upon giving notice as provided in Section 3(b) hereof, at the Liquidation Preference thereof plus accumulated but unpaid dividends to the date of redemption.

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock pursuant to Section 3(a) hereof (each a "Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his mailing address as shown on the records of the Corporation; provided, however, that no failure of any holder of Series A Preferred Stock to receive such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred Stock to be redeemed. Each such notice shall state (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the cash redemption price being paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the written consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.



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                  (c) If fewer than all of the shares of Series A Preferred
Stock are to be redeemed, the Board of Directors of the Corporation shall select the shares to be redeemed on such basis as the Board of Directors shall determine in its sole discretion. The Board of Directors shall not be required to redeem shares of Series A Preferred Stock on a pro rata basis. The Board of Directors may elect to redeem shares of Series A Preferred Stock held by one holder or group of holders and elect not to redeem shares of Series A Preferred Stock held by other holders. Regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series A Preferred Stock or cash in lieu thereof. In the event a method requiring proration is used, the number of shares to be redeemed from a holder shall be rounded downward to the nearest whole number of shares. The holders of Series A Preferred Stock shall have no right to request the Corporation to redeem such shares at any time, and the Corporation shall have no obligation to honor any such request if made.

         4. Voting Rights. The holders of Series A Preferred Stock shall be entitled to one vote for each share held on all matters to be voted on by the stockholders of the Corporation and shall vote together with the holders of Common Stock and the holders of any other class of stock entitled to vote in such manner. The holders of Series A Preferred Stock shall not, except as required by law, be entitled to vote as a separate class. Without limiting the generality of the preceding sentence, a class vote or the consent of the holders of the outstanding shares of Series A Preferred Stock as a separate class shall not be required in connection with: (i) the creation of any class or series of Capital Stock of the Corporation; (ii) any merger, consolidation or transfer of all or substantially all the assets of the Corporation or other transaction involving the Corporation and a third party in which the Corporation is the survivor or in which the Corporation is not the survivor and in which the Series A Preferred Stock shall (a) remain outstanding as an equivalent security of the survivor with no adverse change to the powers, preferences or special rights provided for in this Certificate or (B) be redeemed for an amount per share equal to the Liquidation Preference plus accrued and unpaid dividends; or (iii) any increase in the total number of authorized or issued shares of Capital Stock of any class, including without limitation Series A Preferred Stock.

         5. Priority of Series A Preferred Stock in Event of Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share in cash equal to the Liquidation Preference plus all dividends accrued and unpaid on each such share up to the date fixed for distribution before any distribution shall be made to the holders of any Capital Stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the

Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and such other stock of all preferential amounts payable to all such holders, then the assets thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this Section 5, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Section 5, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         6.       Conversion.

                  (a) The holders of shares of Series A Preferred Stock shall have the right, at any time or from time to time, at their option, to convert all or any portion of such shares into shares of Common Stock on the following basis: Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to 100 divided by 115% of Book Value as of December 31, 1995. The Corporation may, at its option, pay to any holder cash in lieu of any fractional share of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

                  (b) In the case of a redemption pursuant to Section 3 hereof of any shares of Series A Preferred Stock, the right of conversion under this
Section 6 shall cease and terminate, as to the shares to be redeemed, at the close of business on the second day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

                  (c) In order to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in
Section 6(a), the holder thereof shall surrender the certificate or certificates representing Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same. Within five business days, the Corporation shall deliver at said office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common

Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                  (e) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock in accordance with the provisions hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Corporation's Common Stock may become listed.

         7. Cancellation of Reacquired Series A Preferred Stock. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, this day of , 1996.

                                         Building Materials Corporation of
                                           America


ATTEST:                                  By:  _____________________________
                                              Senior Vice President


-----------------------------
Secretary
(Corporate Seal)

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                                       8

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                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA
                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE
                  --------------------------------------------

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware
                  --------------------------------------------

It is hereby certified that:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is Building Materials Corporation of America.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1994.

         THIRD: The Certificate of Designations of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Certificate of Designations") of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996

         FOURTH: The defined term "Book Value" contained in Section 2(f) of the Certification of Designations has been amended by:

         (i) deleting the first sentence thereof and replacing it with the following new sentence:

         "`Book Value' shall mean, as of any date of determination, (x) the sum of (i) shareholder's equity of the Corporation (or, in the case of Book Value as of December 31, 1995, the combined shareholder's equity of the Corporation and U.S. Intec, Inc.) as of that date determined in accordance with generally accepted accounting principles and treating U.S. Intec Holdings Inc. as a wholly-owned subsidiary of the Corporation after December 31, 1995 and (ii) the cumulative operating profit (or loss) of the Nashville, Tennessee fiberglass manufacturing facility (the "Nashville

Facility") of GAF Fiberglass Corporation ("GAF Fiberglass") during the period commencing January 1, 1997 through the date of determination, and adding back
(A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and nonrecurring non-operating gains, including any further charge relating to asbestos-related liabilities, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, and
(3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) in the case of Book Value as of December 31, 1995, 1,000,000 and, in the case of all other calculations of Book Value, the number of shares of Common Stock of the Corporation outstanding on the date of determination."; and

         (ii) by adding the following phrase after the phrase "exchange or similar transaction," in the penultimate sentence thereof: "if GAF Fiberglass becomes a direct or indirect subsidiary of the Corporation, if the Corporation directly or indirectly acquires the Nashville Facility".

         FIFTH: Written consent to the adoption of this amendment to the Certificate of Designations has been given in accordance with Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer thereof on this ____ day of March 1997.


                                        _________________________

                                        Name:____________________

                                        Title:___________________

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